Exhibit 3.13

State of Delaware Secretary of State Division of Corporations Delivered 02:36 PM 08/09/2012 FILED 02:36 PM 08/09/2012 SRV 120921509 – 5196370 FILE

CERTIFICATE OF FORMATION

OF

MCGRAW-HILL EDUCATION LLC

FIRST:	The name of the limited liability company is McGraw-Hill Education LLC.

SECOND:	The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD:	The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member or manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or acting as manager of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of McGraw-Hill Education LLC as of this 9th day of August, 2012.

By:	/s/ Damian L. Peterson
	Name:	Damian L. Peterson
	Title:	Authorized Person

The McGraw-Hill Companies	1221 Avenue of the Americas New York, NY 10020-1095

MCGRAW-HILL EDUCATION, INC.

(Delaware)

August 9, 2012

CONSENT TO USE OF NAME

McGraw-Hill Education, Inc., a company organized under the laws of the State of Delaware, hereby consents to the organization of McGraw-Hill Education LLC, a limited liability company, in the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this consent to be executed by an authorized officer on this 9th day of August 2012.

McGraw-Hill Education, Inc.

By:	/s/ Peter Scheshuk
	Name:	Peter Scheschuk
	Title:	Vice President

[Signature Page to Consent to Use of McGraw-Hill Education Name]

State of Delaware Secretary of State Division of Corporations Delivered 04:02 PM 02/19/2013 Filed 04:00 PM 02/19/2013 SRV 130192767 – 5196370 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: McGraw-Hill Education LLC .

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

McGraw-Hill Education LLC hereby changes its name to McGraw-Hill Global Education, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th day of February, A.D. 2013.

By:	/s/ Francis J. Stapleton IV
Authorized Person(s)

Name:	Francis J. Stapleton IV
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